Exhibit 10.2

SETTLEMENT AGREEMENT

This Settlement Agreement (“Agreement”) is entered into effective this 8th day of June, 2024 by and between Vivakor, Inc., a Nevada corporation (“Vivakor”) and Tyler Nelson, an individual (“Nelson”). Vivakor and Nelson shall each be referred to as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Parties entered into an Executive Employment Agreement dated June 9, 2022 (the “Employment Agreement”), under which Nelson is serving as Vivakor’s Chief Financial Officer;

WHEREAS, under the terms of the Employment Agreement, the term of Nelson’s employment was effective June 9, 2022 (the “Employment Effective Date”) and continued until the earlier of (i) two (2) years after the Employment Effective Date or (ii) the date the Employment Agreement is terminated upon written notice by either party as set forth in Section 5 (Termination) of the Employment Agreement;

WHEREAS, on March 7, 2024, Vivakor received a written notice from Nelson under Section 5.5 of the Employment Agreement, stating that Vivakor violated the Employment Agreement and gave Vivakor 30 days to cure the alleged violations;

WHEREAS, on March 8, 2024, Vivakor sent written notice to Nelson informing him that, as a result of Vivakor entering into a Merger Agreement (the “Merger Agreement”) with Empire Diversified Energy, Inc., a Delaware corporation (“Empire”), Vivakor would not be renewing the Employment Agreement when it terminated at the close of business on June 8, 2024, in order to allow Vivakor to have the flexibility necessary to comply with its obligations under the Merger Agreement;

WHEREAS, Vivakor and Nelson agreed in writing to extend both Nelson’s written 30-day to cure notice and the Term of the Employment Agreement through June 13, 2024;

WHEREAS, Vivakor and Nelson desire to come to an agreement regarding Nelson’s compensation owed to him under the Employment Agreement; and

WHEREAS, Company has presented Nelson with a new employment agreement (“New Agreement”);

NOW, THEREFORE, for good and adequate consideration, the receipt of which is hereby acknowledged, without admitting or denying any wrongdoing by any Party hereto, the Parties covenant, promise and agree as follows:

AGREEMENT

1. In order to effect the desires of the Parties related to terminating the Employment Agreement, the Parties agree as follows (the “Settlement”):

a. Vivakor will pay Nelson $1,167,750 in cash (the “Consideration”) in exchange for all accrued salary compensation and unpaid bonus compensation including unpaid interest, due under the Employment Agreement. The Consideration will be paid under the terms of a promissory note, in the form attached hereto as Exhibit A. The payment of the Consideration will fully compensate Nelson for all amounts due to him under the Employment Agreement through the end of the Term of the Employment Agreement, except amounts due to Nelson for accrued vacation pay under the Employment Agreement, which amounts will continue to accrue on Vivakor’s books until either paid to Nelson by Vivakor or used by Nelson in accordance with Vivakor’s vacation policy.

b. Documents evidencing Nelson’s 2022 stock options, in the form attached hereto as Exhibit B, to be issued to Mr. Nelson not later than the date of execution of this Agreement.

2. Vivakor hereby represents, warrants and agrees as follows:

a) Corporate Authority. Vivakor has the right, power, authority and capacity to execute and deliver this Agreement and each of the other transaction documents to which Vivakor is a party, to consummate the transactions contemplated by this Agreement and each of the other transaction documents to which Vivakor is a party, and to perform each of their obligations under this Agreement and each of the other transaction documents to which it is a party. Vivakor acknowledges and represents that, in executing this Agreement, it has not relied on any inducements, promises, or representations made by any Party or any party representing or serving such Party, unless expressly set forth herein.

b) Corporate Existence. Vivakor is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada. Vivakor has all requisite power, franchises, licenses, permits, and authority to own its properties and assets and to carry on its business as it has been and continues to be conducted. Vivakor is in good standing in each state, nation, or other jurisdiction in each state, nation, or other jurisdiction wherein the character of the business transacted by it makes such qualification necessary.

3. Nelson hereby represents, warrants and agrees as follows:

a) Authority. Nelson has the right, power, authority and capacity to execute and deliver this Agreement and each of the other transaction documents to which Nelson is a party, to consummate the transactions contemplated by this Agreement and each of the other transaction documents to which Nelson is a party, and to perform each of his obligations under this Agreement and each of the other transaction documents to which he is a party. Nelson acknowledges and represents that, in executing this Agreement, he has not relied on any inducements, promises, or representations made by any Party or any party representing or serving such Party, unless expressly set forth herein.

4. Release of Claims by Nelson. For and in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Nelson, on behalf of himself and his legal representatives, assigns, heirs, and beneficiaries, and any other person or party that could assert a claim through his or in any way derivative of his interests, does hereby fully, finally and completely release, acquit, hold harmless and forever discharge Vivakor, and its past, present, and future members, successors, parents, subsidiaries, affiliates, representatives, administrators, officers, directors, shareholders, partners, employees, agents, assigns and insurers (collectively, the “Vivakor Released Parties”) of and from any and all past, present and future rights, demands, claims, actions, suits and controversies, costs, sums of money, debts, obligations, contracts, agreements, judgments, and/or liabilities, damages and expenses, in contract or in tort, at law or in equity, including claims for breach of contract, sworn account, quantum meruit, attorneys’ fees, expert fees, indemnity and contribution, and any and all other claims for damages that Nelson has, may have or may claim to have arising out of or relating to that certain Employment Agreement, including claims for compensation or wages owed thereunder, or otherwise in any way relating to the Vivakor Released Parties (the “Nelson Claims”) including, but not limited to, all claims asserted or that could have been asserted in a lawsuit, administrative proceeding, or governmental proceeding of any kind or character. In connection with the Nelson Claims, Nelson acknowledges that additional facts may be discovered later, but that it is the intention of Nelson to fully, finally and forever settle and release all matters and claims, whether currently known or unknown against the Vivakor Released Parties. Nelson warrants and represents that he is voluntarily and of his own free will signing and entering into this Agreement for the purposes and consideration herein expressed.

Notwithstanding the terms of the above paragraph, Nelson does not release Vivakor from any obligations it may have with respect to any of the following: (i) Nelson’s rights under the Company’s 401(k) Plan; (ii) Nelson’s right to the continuation of insurance coverage under COBRA; (iii) Nelson’s right to apply for unemployment compensation benefits or worker’s compensation benefits; (iv) any continuation and/or conversion privileges available to former employees under the terms of the Company’s employee benefit plans and/or applicable law (which privileges must be exercised by Nelson, if at all, within the time period established by the benefit plans and/or applicable law); (v) any rights that cannot be released or waived under applicable law, and (vi) any rights or remedies which Nelson may have against the Company under the terms of this Agreement.

Nothing contained herein is intended to constitute or shall be construed as a waiver or release of Nelson’s right to participate in an investigation by the Equal Employment Opportunity Commission, the Securities and Exchange Commission or any other federal or state agency.

5. Each Party acknowledges and represents that, in executing this Agreement, such Party has not relied on any inducements, promises, or representations made by any Party or any party representing or serving such Party, unless expressly set forth herein or in the New Agreement.

6. This Agreement pertains to a settlement between the Parties and does not constitute an admission of liability by any Party for any purpose, except as otherwise provided herein.

7. This Agreement may not be amended, canceled, revoked or otherwise modified except by written agreement subscribed by all of the Parties to be charged with such modification.

8. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective partners, employees, agents, servants, heirs, administrators, executors, successors, representatives and assigns.

9. All notices, and other required or permitted communications shall be in writing, and shall be addressed as follows:

If to Vivakor:	Vivakor, Inc. 5220 Spring Valley Road, Suite 500 Dallas, TX 75254 Attn. James Ballengee E-mail: jballengee@vivakor.com

If to Nelson:	Tyler Nelson

With a copy to (which shall not constitute notice):	Dentons Durham Jones Pinegar P.C 111 South Main Street, Suite 2400 Salt Lake City, UT 84111 Attn. John Walch Email: john.walch@dentons.com

All notices shall be given (a) by personal delivery to the party, (b) by facsimile, (c) by e-mail, or (d) by overnight or other express courier services. All notices shall be effective and shall be deemed given on the date of receipt at the principal address if received during normal business hours, and, if not received during normal business hours, on the next business day following receipt. Either Party may change its address by notice to the other Party.

10. In the event of any action, suit or other proceeding instituted to remedy, prevent or obtain relief from a breach of this Agreement, arising out of a breach of this Agreement, involving claims within the scope of the releases contained in this Agreement, or pertaining to a declaration of rights under this Agreement, the prevailing Party shall recover all of such Party’s attorneys’ fees and costs incurred in each and every such action, suit or other proceeding, including any and all appeals or petitions therefrom.

11. This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of California including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws. Venue for any action brought under this Agreement shall be in the appropriate court in Orange County, California

12. This Agreement sets forth the entire agreement and understanding of the Parties hereto regarding the Employment Agreement and supersedes any and all prior agreements, arrangements and understandings related to the subject matter hereof, except the New Agreement. No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any party hereto which is not embodied in this Agreement, and no Party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not so set forth.

13. Each Party has had the opportunity to have its legal counsel review this Agreement on its behalf. If an ambiguity or question of law or intent arises with respect to any provision of this Agreement, the Agreement will be construed as if drafted jointly by the Parties. The Parties expressly agree that the construction and interpretation of this Agreement shall not be strictly construed against the drafter.

[signature page follows]

IN WITNESS WHEREOF, the Parties hereto, agreeing to be bound hereby, execute this Agreement upon the date first set forth above.

“VIVAKOR”		“NELSON”

Vivakor, Inc.		Tyler Nelson
a Nevada corporation		an individual

/s/ James Ballengee		/s/ Tyler Nelson
By:	James Ballengee	Tyler Nelson
Its:	Chief Executive Officer

Exhibit A

Promissory Note

(see attached)

A-1

Exhibit B

Stock Option Award

(see attached)

B-1